UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2010

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

(e) At the annual shareholder’s meeting on April 14, 2010, the shareholders of Bassett Furniture Industries, Inc. (the “Company”) approved the Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan (the “2010 Plan”).

All present and future non-employee directors, key employees and outside consultants for the Company are eligible to receive incentive awards under the 2010 Plan. The Company’s Organization, Compensation and Nominating Committee selects eligible key employees and outside consultants to receive awards under the 2010 Plan in its discretion. The Company’s Board of Directors or any committee designated by the Board of Directors, selects eligible non-employee directors to receive awards under the 2010 Plan in its discretion.

Five hundred thousand (500,000) shares of common stock are reserved for issuance under the 2010 Plan. In addition, up to 500,000 shares that are represented by outstanding awards under the 1997 Plan which are forfeited, expire or are canceled after the effective date of the 2010 Plan will be added to the reserve and may be used for new awards under the 2010 Plan. Participants may receive the following types of incentive awards under the 2010 Plan: stock options, stock appreciation rights, payment shares, restricted stock, restricted stock units and performance shares. Stock options may be incentive stock options or nonstatutory stock options. Stock appreciation rights may be granted in tandem with stock options or as a freestanding award. Non-employee directors and outside consultants are eligible to receive restricted stock and restricted stock units only.

This brief summary of the 2010 Plan terms is qualified in its entirety by the terms of the 2010 Plan, a copy of which is filed as an exhibit to this report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2010 annual meeting of shareholders was held on April 14, 2010. As of the record date for the meeting, the Company had 11,465,317 of common stock outstanding, each of which is entitled to one vote. According to the final voting results, all director nominees were elected. The voting tabulation was as follows:

Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Vote
Peter W. Brown, M.D.	7,193,622	434,641	—	2,502,536
Paul Fulton	7,162,976	465,287	—	2,502,536
Howard H. Haworth	7,192,987	435,276	—	2,502,536
George W. Henderson, III	7,195,297	432,966	—	2,502,536
Kristina Herbig	7,197,624	430,639	—	2,502,536
Dale C. Pond	6,943,588	684,675	—	2,502,536
Robert H. Spilman, Jr.	7,078,900	549,363	—	2,502,536
William C. Wampler, Jr.	7,195,572	432,691	—	2,502,536
William C. Warden, Jr.	7,193,772	434,391	—	2,502,536

At the annual meeting, the shareholders also voted on two proposals:

1.	Approval of the Company’s 2010 Stock Incentive Plan; and

2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Approval of the 2010 Stock Incentive Plan	4,616,332	2,993,963	17,968	2,502,536

Ratification of Ernst & Young LLP	10,012,637	107,446	10,716	—

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1    Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: April 20, 2010	By:	/s/ J. Michael Daniel
J. Michael Daniel
	Title:	Vice President – Chief Accounting Officer